Exhibit 99.1

CONTACT:	John Hyre, Investor Relations
Commercial Vehicle Group, Inc.
(614) 289-5157
FOR IMMEDIATE RELEASE
COMMERCIAL VEHICLE GROUP REPORTS
SECOND QUARTER 2008 RESULTS
NEW ALBANY, OHIO, July 22, 2008 — Commercial Vehicle Group, Inc. (Nasdaq: CVGI) today reported revenues of $209.2 million for the second quarter ended June 30, 2008, compared to revenues of $158.6 million for the second quarter of 2007. Operating income for the second quarter was $6.3 million, compared to $0.8 million for the second quarter of 2007. Net income was $3.1 million for the quarter, or $0.14 per diluted share, compared to a net loss of $0.2 million, or ($0.01) per diluted share, in the prior-year quarter. Fully-diluted earnings per share for the second quarter of 2008 included a non-cash, non-operating gain on the marking-to-market of forward foreign exchange contracts of approximately $3.7 million, or $0.11 per diluted share, and fully-diluted earnings per share for the second quarter of 2007 included a non-cash, non-operating gain on the marking-to-market of forward foreign exchange contracts of $1.7 million, or $.05 per diluted share. Fully diluted shares outstanding for the quarter were 21.8 million.
“This most recent quarter was filled with increasing economic pressures on a global basis,” said Mervin Dunn, president and chief executive officer of Commercial Vehicle Group. “We continue to experience the impacts of the current economic environment through our supply chain, foreign currency transactions and across our overall cost structure. Despite these difficult times, we continue to forge ahead with our long-term strategy while placing a great deal of emphasis on cost improvement and containment throughout our company,” added Dunn.
Revenues for the quarter compared to the prior-year period increased by approximately $50.7 million due primarily to the increase in the North American Class 8 heavy truck market as well as acquisitions made during the fourth quarter of 2007. Operating income increased by approximately $5.6 million from the prior year quarter and net income increased by approximately $3.3 million from the prior year quarter.
The Company reported revenues of $406.2 million for the six-month period ended June 30, 2008 compared to $357.4 million in the prior-year period. Operating income for the six-month period ended June 30, 2008 was $17.8 million compared to $11.4 million last year. Net income for the six-month period was $3.6 million, or $0.16 per diluted share, compared to net income of $2.7 million, or $0.13 per diluted share, in the prior six-month period. Fully diluted shares outstanding for the six-month period ended June 30, 2008 and June 30, 2007 was 21.7 million.
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“The impact from dramatically rising fuel and raw material costs together with fluctuating currencies make for very trying times for our company and difficult to provide definitive guidance on results for the balance of the year,” said Chad M. Utrup, chief financial officer of Commercial Vehicle Group. “We will discuss these items as well as the North American Class 8 market and global construction market trends in further detail on our earnings call on July 23rd,” added Utrup.
A conference call to review second quarter results is scheduled for Wednesday, July 23, 2008 at 10:00 a.m. ET. To participate, dial (888) 713-4213 using access code 24853793. You can pre-register for the conference call and receive your pin number at:
https://www.theconferencingservice.com/prereg/key.process?key=PHVKU87GK
This call is being webcast by Thomson/CCBN and can be accessed at Commercial Vehicle Group’s Web site at www.cvgrp.com.
A replay of the conference call will be available for a period of two weeks following the call. To access the replay, dial (888) 286-8010 using access code 91195981.
About Commercial Vehicle Group, Inc.
Commercial Vehicle Group is a leading supplier of fully integrated system solutions for the global commercial vehicle market, including the heavy-duty truck market, the construction and agriculture market and the specialty and military transportation markets. The Company’s products include suspension seat systems, interior trim systems, such as instrument and door panels, headliners, cabinetry, molded products and floor systems, cab structures and components, mirrors, wiper systems, electronic wiring harness assemblies and controls and switches specifically designed for applications in commercial vehicle cabs. The Company is headquartered in New Albany, OH with operations throughout North America, Europe and Asia. Information about the Company and its products is available on the internet at www.cvgrp.com.
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Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. In particular, this press release may contain forward-looking statements about Company estimates for future periods with respect to revenues and earnings per share or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) the Company’s ability to develop or successfully introduce new products; (ii) risks associated with conducting business in foreign countries and currencies; (iii) general economic or business conditions affecting the markets in which the Company serves; (iv) increased competition in the heavy-duty truck market; (v) the Company’s failure to complete or successfully integrate additional strategic acquisitions; (vi) the impact of changes in governmental regulations on the Company’s customers or on its business; (vii) the loss of business from a major customer or the discontinuation of particular commercial vehicle platforms; and (viii) various other risks as outlined in the Company’s SEC filings. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.
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COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES	$209,240	$158,566	$406,244	$357,367

COST OF REVENUES	185,832	141,947	362,071	314,479

Gross Profit	23,408	16,619	44,173	42,888

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	16,760	14,610	31,778	30,164

GAIN ON SALE OF LONG LIVED ASSETS	—	—	(6,075)	—

AMORTIZATION EXPENSE	341	259	686	362

RESTRUCTURING CHARGES	—	998	—	998

Operating Income	6,307	752	17,784	11,364

OTHER (INCOME) EXPENSE	(3,786)	(2,103)	5,912	217

INTEREST EXPENSE	3,792	3,536	7,699	7,173

LOSS ON EARLY EXTINGUISHMENT OF DEBT	—	149	—	149

Income (Loss) Before Provision for Income Taxes	6,301	(830)	4,173	3,825

PROVISION (BENEFIT) FOR INCOME TAXES	3,218	(599)	618	1,097

Net Income (Loss)	$3,083	$(231)	$3,555	$2,728

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$0.14	$(0.01)	$0.17	$0.13

Diluted	$0.14	$(0.01)	$0.16	$0.13

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	21,537	21,413	21,537	21,401

Diluted	21,750	21,413	21,696	21,680

Reconciliation to Net Income:
Net Income (Loss)	$3,083	$(231)	$3,555	$2,728
Depreciation & Amortization	4,788	3,998	9,476	7,727
Interest Expense	3,792	3,536	7,699	7,173
Provision (Benefit) for Income Taxes	3,218	(599)	618	1,097
(Gain) on Sale of Long-Lived Assets	—	—	(6,075)	—
Loss on Early Extinguishment of Debt	—	149	—	149
Restructuring Charges	—	998	—	998
Miscellaneous (Income) Expense	(40)	35	(24)	108

Adjusted EBITDA (1)	$14,841	$7,886	$15,249	$19,980

Supplemental Information:
Noncash (gain) loss on forward exchange contracts	$(3,746)	$(1,661)	$5,936	$586
Nonrecurring (benefit) for prior period debt service	$—	$(477)	$—	$(477)
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COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	June 30,	December 31,
	2008	2007
	(unaudited)	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,598	$9,867
Accounts receivable, net	141,066	107,687
Inventories, net	100,192	96,385
Prepaid expenses	13,878	16,508
Deferred income taxes	16,625	12,989

Total current assets	280,359	243,436

PROPERTY, PLANT AND EQUIPMENT, net	97,140	98,258
GOODWILL, INTANGIBLE AND OTHER ASSETS, net	263,331	257,395

TOTAL ASSETS	$640,830	$599,089

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
CURRENT LIABILITIES:
Current maturities of long-term debt	$119	$116
Accounts payable	96,875	93,033
Accrued liabilities	42,608	33,115

Total current liabilities	139,602	126,264

LONG-TERM DEBT, net of current maturities	171,547	159,609
OTHER LONG-TERM LIABILITIES	55,228	47,881

Total liabilities	366,377	333,754

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ INVESTMENT:
Common stock, $0.01 par value per share; 30,000,000 shares authorized; 21,536,814 and 21,536,814 shares issued and outstanding	215	215
Treasury stock purchased from employees; 28,153 shares	(414)	(414)
Additional paid-in capital	179,365	177,421
Retained earnings	92,373	88,818
Accumulated other comprehensive income (loss)	2,914	(705)

Total stockholders’ investment	274,453	265,335

TOTAL LIABILITIES AND STOCKHOLDERS’ INVESTMENT	$640,830	$599,089

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Footnotes to Press Release
(1) Adjusted EBITDA is a non-GAAP financial measure that is reconciled to net income, its most directly comparable GAAP measure, in the accompanying financial tables. Adjusted EBITDA is defined as net earnings before interest, taxes, depreciation, amortization, gains/losses on the early extinguishment of debt, gain/losses on the sale of long-lived assets, miscellaneous income/expenses, restructuring charges and cumulative effect of changes in accounting principle. In calculating Adjusted EBITDA, the Company excludes the effects of gains/losses on the early extinguishment of debt, gains/losses on the sale of long-lived assets, miscellaneous income/expenses, restructuring charges and cumulative effect of changes in accounting principles because the Company’s management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company’s operating performance. The Company’s management utilizes Adjusted EBITDA, in addition to the supplemental information, as an operating performance measure in conjunction with GAAP measures, such as net income and gross margin calculated in conformity with GAAP.
The Company’s management uses Adjusted EBITDA, in addition to the supplemental information, as an integral part of its report and planning processes and as one of the primary measures to, among other things:
(i)	monitor and evaluate the performance of the Company’s business operations;

(ii)	facilitate management’s internal comparisons of the Company’s historical operating performance of its business operations;

(iii)	facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels;

(iv)	review and assess the operating performance of the Company’s management team and as a measure in evaluating employee compensation and bonuses;

(v)	analyze and evaluate financial and strategic planning decisions regarding future operating investments; and

(vi)	plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
The Company’s management believes that Adjusted EBITDA, in addition to the supplemental information, is useful to investors as it provides them with disclosures of the Company’s operating results on the same basis as that used by the Company’s management. Additionally, the Company’s management believes that Adjusted EBITDA, in addition to the supplemental information, provides useful information to investors about the performance of the Company’s overall business because the measure eliminates the effects of certain recurring and other unusual or infrequent charges that are not directly attributable to the Company’s underlying operating performance. Additionally, the Company’s management believes that because it has historically provided a non-GAAP financial measure in previous filings, that continuing to include a non-GAAP measure in its filings provides consistency in its financial reporting and continuity to investors for comparability purposes. Accordingly, the Company believes that the presentation of Adjusted EBITDA, when used in conjunction with the supplemental information and GAAP financial measures, is a useful financial analysis tool, used by the Company’s management as described above, that can assist investors in assessing the Company’s financial condition, operating performance and underlying strength. Adjusted EBITDA should not be considered in isolation or as a substitute for net income prepared in conformity with GAAP. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA, as well as the other information in this filing, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission.
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